AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1998
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             FSI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                  41-1223238
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

        322 LAKE HAZELTINE DRIVE                             55318
            CHASKA, MINNESOTA                              (Zip Code)
(Address of principal executive offices)

                 FSI INTERNATIONAL, INC. 1997 OMNIBUS STOCK PLAN
                                       AND
              FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plans)

                                JOEL A. ELFTMANN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                     (Name and address of agent for service)

                                 (612) 448-5440
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================
                                                    Proposed
                                     Proposed       Maximum
    Title of          Amount          Maximum       Aggregate      Amount of
  Securities to        to be       Offering Price   Offering     Registration
  be Registered    Registered(1)    Per Share(2)    Price(2)         Fee
------------------------------------------------------------------------------
  Common Stock,     1,100,000
without par value    Shares           $11.88       $13,068,000      $3,856
==============================================================================

(1) This Registration Statement relates to an additional 750,000 shares to be offered under the registrant's 1997 Omnibus Stock Plan, for which 1,000,000 shares of Common Stock were registered under Registration Statement No. 333-30675, and an additional 350,000 shares of Common Stock to be offered under the registrant's Employees Stock Purchase Plan, for which 1,200,000 shares were registered under Registration Statements Nos. 33-33647, 33-39920, 33-46296, 33-77852, and 333-19677.

(2) Estimated solely for the purpose of the registration fee under Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the registrant's Common Stock on April 17, 1998, as reported on the Nasdaq National Market System.

================================================================================

                                     PART II

                INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                         FORM S-8 REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statements Nos. 333-30675 and 33-33647, 33-39920, 33-46296, 33-77852, and 333-19677.

ITEM 8.  EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

         Exhibit   Description
         -------   -----------

         5         Opinion of Faegre & Benson LLP.

         23.1      Consent of Faegre & Benson LLP (included in Exhibit 5).

         23.2      Consent of KPMG Peat Marwick LLP.

         24        Powers of Attorney of directors and officers of the Company.

         99.1      FSI International, Inc. 1997 Omnibus Stock Plan, as amended.

         99.2 FSI International, Inc. Employees Stock Purchase Plan, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on April 23, 1998.

                                       FSI INTERNATIONAL, INC.


                                       By /s/ Benno G. Sand
                                          --------------------------------------
                                          Benno G. Sand
                                          Its Chief Administrative Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 23, 1998 by the following persons in the capacities with FSI International, Inc. indicated:

    JOEL A. ELFTMANN*           Chairman, Chief Executive Officer, and Director
-----------------------------   (Principal Executive Officer)
    Joel A. Elftmann

    PATRICIA M. HOLLISTER*      Chief Financial Officer and Corporate Controller
-----------------------------   (Principal Financial and Accounting Officer)
    Partricia M. Hollister


JAMES A. BERNARDS           )
NEIL R. BONKE               )
JOEL A. ELFTMANN            )
THOMAS D. GEORGE            )    A majority of the Board of Directors*
TERRENCE W. GLARNER         )
JOANNA T. LAU               )
CHARLES R. WOFFORD          )

----------------------------

* Benno G. Sand, by signing his name hereto, hereby signs this document on behalf off each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.


                                                 /s/ Benno G. Sand
                                    --------------------------------------------
                                                   Benno G. Sand
                                                  ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS


Exhibit                           Description
-------                           -----------
   5       Opinion of Faegre & Benson LLP...........................................Filed Electronically

 23.1      Consent of Faegre & Benson LLP (included in Exhibit 5)

 23.2      Consent of KPMG Peat Marwick LLP.........................................Filed Electronically

  24       Powers of Attorney of directors and officers of the Company..............Filed Electronically

 99.1      FSI International, Inc. 1997 Omnibus Stock Plan, as amended..............Filed Electronically

 99.2      FSI International, Inc. Employees Stock Purchase Plan, as amended........Filed Electronically